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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 24, 2006

                                 Belden CDT Inc.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

          Delaware                     001-12561                 36-3601505
(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                     Identification No.)

                        7701 Forsyth Boulevard, Suite 800
                            St. Louis, Missouri 63105
          (Address of Principal Executive Offices, including Zip Code)

                                 (314) 854-8000
              (Registrant's telephone number, including area code)

                                       n/a
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                                TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.

SIGNATURES

EXHIBIT INDEX
     10.1 Credit Agreement



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On January 24, 2006, a Credit Agreement ("Credit Agreement") was entered into among Belden CDT Inc. (the Registrant), as Borrower, Belden Wire & Cable Company, Belden CDT Networking, Inc., Nordx/CDT Corp., Thermax/CDT, Inc., Belden Holdings, Inc., Belden Technologies, Inc., Belden Inc. and CDT International Holdings Inc., as Guarantors, the Lenders party thereto, and Wachovia Bank, National Association, as Administrative Agent. The Credit Agreement allows for revolving loans, swingline loans and letters of credit in an aggregate principal amount of up to $165 million (subject to increase up to $200 million at Borrower's request, upon certain conditions). The Credit Agreement includes numerous representations and warranties, conditions precedent, affirmative covenants, negative covenants and events of default. The affirmative covenants include a maximum total leverage ratio and a minimum fixed charge coverage ratio. The indebtedness under the Credit Agreement is secured by security interests in all personal property (with limited exceptions) of the Borrower and the Guarantors. The maturity date of the Credit Agreement is January 24, 2011.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     On January 24, 2006, in connection with entering into the new Credit Agreement referenced in Item 1.01 above, the parties terminated the Credit and Security Agreement dated as of October 9, 2003, as amended ("2003 Credit Agreement") among Belden CDT Inc. (the Registrant), Belden Inc., Belden Technologies, Inc., Belden Wire & Cable Company, and Belden CDT Networking, Inc. (formerly known as Cable Design Technologies Inc.), as Borrowers, the Lenders party thereto, and Wachovia Bank, National Association, as Agent. The 2003 Credit Agreement had allowed for revolving loans and letters of credit in an aggregate principal amount, subject to a borrowing base (comprised of a portion of accounts receivable and inventory), of up to $75 million. The 2003 Credit Agreement included numerous representations and warranties, covenants, conditions and defaults. The indebtedness under the 2003 Credit Agreement was secured by security interests in all personal property (with limited exceptions) of the Borrowers and the guarantors (material U.S. subsidiaries). The 2003 Credit Agreement would have terminated on June 30, 2006 had the parties not terminated it earlier. No borrowings were outstanding under the 2003 Credit Agreement, only certain letters of credit, which were transferred to the new Credit Agreement referenced in Item 1.01 above. There were no penalties incurred in connection with the early termination.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

     10.1 Credit Agreement dated as of January 24, 2006 among Belden CDT Inc., as Borrower, Belden Wire & Cable Company, Belden CDT Networking, Inc., Nordx/CDT Corp., Thermax/CDT, Inc., Belden Holdings, Inc., Belden Technologies, Inc., Belden Inc. and CDT International Holdings Inc., as Guarantors, the Lenders party thereto, and Wachovia Bank, National Association, as Administrative Agent.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BELDEN CDT INC.


Date: January 27, 2006                  By: /s/ Kevin L. Bloomfield
                                            ------------------------------------
                                            Kevin L. Bloomfield
                                            Vice President, Secretary
                                            and General Counsel


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